                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

          Know  all  men  by  these  presents,   that  the  undersigned   hereby
constitutes  and appoints  each of N. Cris Prince,  Ana G.  Rodriguez,  Ellen L.
Gams and Mark A. Schlossberg,  signing singly, the undersigned's true and lawful attorney-in-fact to execute for and on behalf of the undersigned Forms 3,4 and 5 in  accordance  with Section  16(a) of the  Securities  Exchange Act of 1934, as
amended,  and the  rules  thereunder,  as may be  required  as a  result  of the undersigned's  position  as an  officer  and/or  director  of Amgen  Inc.  (the
"Company").

          The undersigned hereby grants to each such attorney-in-fact full power and  authority  to  execute  such  Forms 3,4 and 5 as fully to all  intents  and purposes as the undersigned might or could do if personally  present,  with full power of  substitution or revocation,  hereby  ratifying and confirming all that such  attorney-in-fact,  or such  attorney-in-fact's  substitute or substitutes, shall  lawfully do or cause to be done by virtue of this power of  attorney  and the rights and powers herein  granted.  The  undersigned  acknowledges  that the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the undersigned,  are  not  assuming,  nor  is  the  Company  assuming,  any  of the undersigned's  responsibilities  to comply  with  Section  16 of the  Securities
Exchange Act of 1934, as amended.

          This Power of Attorney shall remain in full force and effect until the undersigned  is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier revoked by the  undersigned in a signed writing  delivered to the foregoing attorneys-in-fact.

          IN WITNESS WHEREOF,  the undersigned has caused this Power of Attorney to be executed as of this 4th day of January 2005.

                                                 /s/ George J. Morrow
                                                 -------------------------
                                                 Name: George J. Morrow